Response to Item 77E

Eaton Vance Limited Duration Income
Fund
A description of legal actions filed by each of Richard Manuszak and Rutgers Enhanced
Insurance Company against the Fund,
Trustees, Eaton Vance Management and
Eaton Vance Corp. is contained in the Fund's semi-annual report to shareholders for the period ended October 31, 2010 in the footnote to the financial statements captioned
"Legal Proceedings" and are incorporated herein by reference. These actions were filed in Massachusetts Superior Court on August
31, 2010 and October 19, 2010, respectively.